UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 24, 2007

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 24, 2007, we issued a press release announcing the revenues that we expect to report for the second quarter of fiscal year 2007, a range of our expected loss from operations for the second quarter of fiscal year 2007, a non-cash charge that we expect to take and certain cost-cutting measures that we have identified, among other related matters. The non-cash charge relates to the impairment of certain fixed and intangible assets as well as the recording of additional inventory reserves. The press release also announces that we are withdrawing our previously announced earnings guidance for fiscal year 2007, while reaffirming our previously announced revenue guidance for fiscal 2007. A copy of the press release is furnished as Exhibit 99.1.

On January 24, 2007, Spacelabs Healthcare, Inc., a subsidiary that serves as a holding company for our Healthcare division, issued a press release announcing the revenues that it expects to report for the first half of fiscal year 2007, that it expects to report an operating loss for the same period and certain cost-cutting measures that it has identified and initiated, among other related matters. Spacelabs Healthcare is listed on the AIM of the London Stock Exchange, where it has traded since October 2005 under the ticker symbol “SLAB.” A copy of its press release is furnished as Exhibit 99.2.

We are furnishing the information contained in this Item 2.02 (including Exhibits 99.1 and 99.2). It shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:	Press Release of OSI Systems, Inc., dated January 24, 2007.
Exhibit 99.2:	Press Release of Spacelabs Healthcare, Inc., dated January 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: January 24, 2007

By:	/s/ Alan Edrick
Alan Edrick, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of OSI Systems, Inc., dated January 24, 2007.

99.2	Press Release of Spacelabs Healthcare, Inc., dated January 24, 2007.